UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2022

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New york	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Rajesh K. Agrawal as Senior Vice President, Chief Financial Officer, and Principal Financial Officer

On August 11, 2022, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) approved the appointment of Rajesh K. Agrawal as the Company’s Senior Vice President, Chief Financial Officer, and designation of Mr. Agrawal as the Company’s Principal Financial Officer, in each case, effective September 6, 2022. Mr. Agrawal will report to the Company’s President and Chief Executive Officer. Effective September 6, 2022, Richard A. Seidlitz will cease to serve as the Company’s Interim Principal Financial Officer but will continue to serve as the Company’s Vice President, Corporate Controller and Principal Accounting Officer.

Prior to joining the Company, Mr. Agrawal, age 57, served as Executive Vice President and Chief Financial Officer of The Western Union Company since 2014. During his tenure as Chief Financial Officer of The Western Union Company, Mr. Agrawal also intermittently held the senior positions of head of merger and acquisition strategy, as well as global operations. In addition to serving in other various finance and business leadership roles at The Western Union Company during Mr. Agrawal’s tenure there, Mr. Agrawal held progressively senior roles with Deluxe Corp., General Mills, Inc., Chrysler Corp., and General Motors Corp. Mr. Agrawal also currently serves on the Board of Directors, and the Audit and Risk Committee and Remuneration Committee, of Beazley PLC. Mr. Agrawal holds a Master of Business Administration from Columbia University and a Bachelor of Science degree in engineering from the GMI Engineering & Management Institute, renamed Kettering University in 1997.

In connection with his appointment, Mr. Agrawal accepted an offer of terms for at-will employment with the Company, effective September 6, 2022 (the “Employment Terms”). Mr. Agrawal’s annual base salary will be $700,000. His annual short-term incentive target will be $700,000. The actual amount of any short-term incentive award to Mr. Agrawal remains subject to Compensation Committee approval. To offset the cash-retention bonus and equity that Mr. Agrawal forfeited upon his departure from The Western Union Company, the Compensation Committee also approved a sign-on equity award of time-based restricted stock units with a grant-date value of $4,000,000, effective September 14, 2022, which will vest in four equal annual installments, with unvested units forfeited upon retirement, and further subject to the terms of the Company’s 2004 Omnibus Incentive Plan, as previously amended from time to time. Mr. Agrawal will also be required to comply with the Company’s executive stock ownership guidelines, in order to better align his interests with the Company’s shareholders. Effective October 1, 2022, Mr. Agrawal will also be entitled to receive change-in-control, severance, and other benefits afforded to the Company’s executive officers, as described in our periodic reports previously filed with the Securities and Exchange Commission. All compensation arrangements in the Employment Terms were approved by the Compensation Committee of the Board.

The foregoing summary of the Employment Terms is qualified in its entirety by the text of the offer letter accepted by Mr. Agrawal, which will be attached as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

The selection of Mr. Agrawal to serve as Senior Vice President, Chief Financial Officer, was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Agrawal and any director or executive officer of the Company, and Mr. Agrawal has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 Item 7.01.     Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Agrawal as Senior Vice President, Chief Financial Officer, is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

 Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Arrow Electronics, Inc. dated August 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: August 16, 2022	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary